UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 17, 2016

PATTERN ENERGY GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36087	90-0893251
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

Pier 1, Bay 3
San Francisco, CA 94111
(Address and zip code of principal executive offices)

(415) 283-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On October 18, 2016, Pattern Energy issued a press release. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) is being “furnished” and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing. The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 8.01 Other Events.

On October 17, 2016, an indirect wholly owned subsidiary of Pattern Energy Group Inc. (“Pattern Energy”), Pattern Canada Finance Company ULC, a Nova Scotia unlimited liability company (“PCFC”), consummated a Purchase and Sale Agreement (the “Armow PSA”) with Pattern Energy Group LP, a Delaware limited partnership (the “Armow Seller”). Upon the terms and subject to the conditions set forth in the Armow PSA, PCFC purchased at the closing (the “Armow Closing”) from affiliates of the Armow Seller a 50% limited partnership interest in SP Armow Wind Ontario LP (the “Project Company”), as well as 100% of the issued and outstanding shares in the capital of Pattern Armow GP Holdings Inc. for a consideration of approximately $133 million, plus accrued estimated proportionate debt of approximately $199 million U.S. dollar equivalent. The Project Company operates the approximately 179 MW wind farm located in the Municipality of Kincardine in Bruce County, Ontario which achieved commercial operations in December 2015. Following the Armow Closing, PCFC (a) directly owns a 50% limited partnership interest in the Project Company and (b) directly owns 50% of the issued and outstanding shares of SP Armow Wind Ontario GP Inc., thereby holding a 0.02% general partnership interest in the Project Company.

The purchase price was funded through a draw under our revolving credit facility and available cash. Following such draw, on October 17, 2016 available capacity under our revolving credit facility was approximately $308.3 million.

The Armow PSA was recommended by the Conflicts Committee, which is comprised solely of independent directors, for approval by Pattern Energy’s Board of Directors, and approved by the Board of Directors.

Item 9.01 Financial Statements and Exhibits.

d. Exhibits

Exhibit Number	Description
99.1	Press release issued by Pattern Energy Group Inc. dated October 18, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Pattern Energy Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 18, 2016

PATTERN ENERGY GROUP INC.

By:	/s/ Kim H. Liou
	Name:	Kim H. Liou
	Title:	Secretary